Media Investors Jennifer Dunn Jim Rowe (202) 303-2966 (415) 396-8216 Jennifer.g.dunn@wellsfargo.com jim.rowe@wellsfargo.com @JenniferDunnWF Wells Fargo Announces Community Reinvestment Act Rating Rating lowered despite an overall “Outstanding” Performance Exam, demonstrated commitment to low- and moderate-income communities (SAN FRANCISCO, California – March 28, 2017) – Wells Fargo & Company (NYSE: WFC) today announced the results of its most recent Community Reinvestment Act (CRA) Performance Evaluation, which covers the years 2009-2012. Despite citing Wells Fargo Bank, N.A.’s overall “Outstanding” performance on the exam’s components, the Office of the Comptroller of the Currency (OCC) downgraded the bank’s final rating to “Needs to Improve” due to previously issued regulatory consent orders. A copy of the OCC’s entire report can be found on Wells Fargo’s website. "We are disappointed with this rating given Wells Fargo's strong track record of lending to, investing in and providing service to low- and moderate-income communities. However, we are committed to addressing the OCC’s concerns because restoring trust in Wells Fargo and building a better bank for our customers and our communities is our top priority,” said Tim Sloan, Wells Fargo’s CEO and president. “Wells Fargo is deeply committed to economic growth, sustainable homeownership and neighborhood stability in low- and moderate-income communities and will continue to invest above and beyond what is required by CRA.” Established by Congress in 1977, the CRA encourages banks to meet the credit needs of all segments of the communities where and with whom they do business, including low- and moderate-income (LMI) populations and individuals. This is the first time since 1994, when exam results began being publicly disclosed, that Wells Fargo Bank, N.A.’s final rating has been anything other than the highest overall CRA rating of “Outstanding.” On the performance aspects of this exam, the OCC rated Wells Fargo’s overall CRA performance as “Outstanding.” On the individual components of the Exam, Wells Fargo received an “Outstanding” on the Lending Test (which makes up 50 percent of the Exam), an Exhibit 99.1

Page 2 of 4 “Outstanding” on the Investment Test, and a “High Satisfactory” on the Service Test. Wells Fargo’s efforts were also rated a minimum of “Satisfactory” across all 54 states and multi-state metropolitan areas reviewed by the OCC for the timeframe concluding in 2012. "With more than four years having passed since the end of our last CRA evaluation period, Wells Fargo intends to ask the OCC to accelerate the timing of its next exam so that we may continue to serve most effectively the low- and moderate-income communities in which we operate,” Sloan continued. Despite their decision to downgrade the final rating on “non-CRA performance factors,” the OCC in its Performance Evaluation cited Wells Fargo’s work on CRA-related activities during the exam period, including lending levels that reflected “excellent responsiveness to the credit needs in the majority” of the LMI assessment areas. It also found that Wells Fargo demonstrated leadership in providing community development services, including efforts by the bank's team members to provide financial education seminars and participate on boards for organizations that serve LMI populations. The OCC noted in particular that community contacts indicated that Wells Fargo was particularly responsive to the needs of those in LMI areas, citing a number of examples, including: • A $14.75 million investment in Orlando, Florida, that allowed a food bank to take in more than 3 million additional pounds of food annually; • A $450 million loan to refinance a 1,689-unit Section 8 affordable housing complex in New York City; and, • Having approximately 40 percent of Wells Fargo’s retail bank branches located within or directly bordering LMI communities. Since the exam period, Wells Fargo has continued a deep and broad commitment to all communities it serves that exceeds CRA requirements, originating more home loans than any other bank in America over the last six years to African-Americans, Asians, Hispanics, Native Americans, LMI borrowers, and residents of LMI neighborhoods. For example, Wells Fargo recently announced a $60 billion lending commitment with a goal of creating at least 250,000 new African American homeowners by 2027, the second such initiative the bank has announced to advance homeownership for minorities, first-time homebuyers and LMI customers. In 2015, Wells Fargo announced a $125 billion lending goal for

Page 3 of 4 Hispanic homeowners as part of the National Association of Hispanic Real Estate Professionals’ Hispanic Wealth Project. In addition to home lending, Wells Fargo is a leader in Equity Equivalent Investments, managing a $250 million portfolio that provides a significant source of capital for many community development organizations. Wells Fargo also launched the Diverse Community Capital program, a three-year, $75 million initiative that helps Community Development Financial Institutions provide capital, technical assistance, business planning, and other resources to diverse-owned businesses. In addition, Wells Fargo made $21 billion in small business loans of less than $1 million each in 2015. Wells Fargo’s commitment to LMI communities also has included philanthropy, such as: • Donating more than $1.1 billion since 2013 to nonprofits, educational programs and schools, including nearly $578 million for diverse communities. • Providing nearly $440 million in grants during the same time period to charitable organizations that focus on community development in distressed communities, covering causes such as affordable housing, homeownership counseling, financial education, workforce development and job creation. Wells Fargo also plans to make community investments of more than $100 million by 2020 to advance causes such as social inclusion, and development of women and diverse leaders as part of its new Corporate Social Responsibility (CSR) goals. More information on Wells Fargo’s most recent CSR performance and its commitment to community investment can be found at Wells Fargo’s Stories site or in its 2016 annual report. About Wells Fargo Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 8,600 locations, 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 42 countries and territories to support customers who conduct business in the global economy. With approximately 269,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 27 on Fortune’s 2016 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially.

Page 4 of 4 Cautionary Statement About Forward-Looking Statements This news release contains forward-looking statements about our future financial performance and business. Because forward-looking statements are based on our current expectations and assumptions regarding the future, they are subject to inherent risks and uncertainties. Do not unduly rely on forward- looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.